UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2022

MAGENTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38541	81-0724163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Technology Square Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-0170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MGTA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Named Executive Officer Compensation Agreements

On May 2, 2022, Magenta Therapeutics, Inc. (the “Company”) entered into amended and restated employment agreements with its Chief Legal Officer, Thomas Beetham, and Chief Technical Officer, David Nichols, which were approved by the compensation committee of the Company’s board of directors and/or the Company’s board of directors, as applicable.

Thomas Beetham

Mr. Beetham entered into an amended and restated employment agreement with the Company, effective as of May 2, 2022, which superseded his prior employment agreement and provides for the payment of an annual base salary and annual incentive compensation, which are subject to review and redetermination by the Company’s Compensation Committee. Mr. Beetham’s base salary for fiscal year 2022 is $435,000, and he is eligible to earn an annual incentive with a target amount equal to 40% of his base salary. He is also eligible to participate in the employee benefit plans available to the Company’s employees, subject to the terms of those plans.

Pursuant to Mr. Beetham’s amended and restated employment agreement, in the event he is terminated by the Company without “cause” (as defined in the agreement) or he resigns for “good reason” (as defined in the agreement), subject to the delivery of a fully effective general release of claims against the Company and all related persons and entities, a reaffirmation of all of his continuing obligations (as defined in the agreement) and, in the Company’s sole discretion, a one year post-employment noncompetition covenant, he will be entitled to receive (i) a cash severance equal to 0.75 times his base salary plus a pro-rata portion of his target annual incentive compensation, and (ii) up to nine monthly cash payments equal to the full monthly COBRA premium for health insurance for Mr. Beetham.

In the event Mr. Beetham is terminated by the Company’s without cause or he resigns for good reason, each during the three months before through 12 months following a change in control (as defined in the agreement), subject to the delivery of a fully effective release of claims, he will not be entitled to receive the severance benefits described above, but will instead be entitled to the following: (i) a lump sum cash severance equal to one (1) times his base salary, plus 100% of his target annual incentive compensation, (ii) for all outstanding time-based stock options and other time-based stock-based awards held by Mr. Beetham, full accelerated vesting of such awards, and (iii) up to 12 monthly cash payments equal to the full monthly COBRA premium for health insurance for Mr. Beetham.

The payments and benefits provided under Mr. Beetham’s amended and restated employment agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to Mr. Beetham in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him. Furthermore, if the payments and benefits provided under Mr. Beetham’s amended and restated employment agreement in connection with a change in control would otherwise violate any applicable nondiscrimination rules or cause the reimbursement of claims to be taxable under the Patient Protection and Affordable Care Act of 2010, together with the Health Care and Education Reconciliation Act of 2010 or Section 105(h) of the Internal Revenue Code, then the health insurance payments shall be treated as taxable payments (subject to customary and required taxes and employment-related deductions) and be subject to imputed income tax treatment to the extent necessary to eliminate any discriminatory treatment or taxation. If the Company determines that it cannot provide the health insurance payments for Mr. Beetham without potentially violating applicable law, the Company shall instead provide him with a taxable lump-sum payment in an amount equal to the sum of the monthly (or then remaining) health insurance contributions described above.

Pursuant to Mr. Beetham’s amended and restated employment agreement, he is subject to standard covenants regarding confidentiality and nondisclosure, assignment of intellectual property work product, and post-termination noncompetition and non-solicitation of employees, consultants and customers.

David Nichols

Mr. Nichols entered into an amended and restated employment agreement with the Company, effective as of May 2, 2022, which superseded his prior employment agreement and provides for the payment of an annual base salary and annual incentive compensation, which are subject to review and redetermination by the Company’s Compensation Committee. Mr. Nichols’s base salary for fiscal year 2022 is $362,000, and he is eligible to earn an annual incentive with a target amount equal to 40% of his base salary. Mr. Nichols is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Pursuant to Mr. Nichols’s amended and restated employment agreement, in the event he is terminated by the Company without “cause” (as defined in the agreement) or he resigns for “good reason” (as defined in the agreement), subject to the delivery of a fully effective general release of claims against the Company and all related persons and entities, a reaffirmation of all of his continuing obligations (as defined in the agreement) and, in the Company’s sole discretion, a one year post-employment noncompetition covenant, he will be entitled to receive (i) a cash severance equal to 0.75 times his base salary plus a pro-rata portion of his target annual incentive compensation, and (ii) up to nine monthly cash payments equal to the full monthly COBRA premium for health insurance for Mr. Nichols.

In the event Mr. Nichols is terminated by the Company without cause or he resigns for good reason, each during the three months before through 12 months following a change in control (as defined in the agreement), subject to the delivery of a fully effective release of claims, he will not be entitled to receive the severance benefits described above, but will instead be entitled to the following: (i) a lump sum cash severance equal to one (1) times his base salary, plus 100% of his target annual incentive compensation, (ii) for all outstanding time-based stock options and other time-based stock-based awards held by Mr. Nichols, full accelerated vesting of such awards, and (iii) up to 12 monthly cash payments equal to the full monthly COBRA premium for health insurance for Mr. Nichols.

The payments and benefits provided under Mr. Nichols’s amended and restated employment agreement in connection with a change in control may not be eligible for federal income tax deduction for the Company pursuant to Section 280G of the Internal Revenue Code. These payments and benefits may also be subject to an excise tax under Section 4999 of the Internal Revenue Code. If the payments or benefits payable to Mr. Nichols in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to him. Furthermore, if the payments and benefits provided under Mr. Nichols’s amended and restated employment agreement in connection with a change in control would otherwise violate any applicable nondiscrimination rules or cause the reimbursement of claims to be taxable under the Patient Protection and Affordable Care Act of 2010, together with the Health Care and Education Reconciliation Act of 2010 or Section 105(h) of the Internal Revenue Code, then the health insurance payments shall be treated as taxable payments (subject to customary and required taxes and employment-related deductions) and be subject to imputed income tax treatment to the extent necessary to eliminate any discriminatory treatment or taxation. If the Company determines that it cannot provide the health insurance payments for Mr. Nichols without potentially violating applicable law, the Company shall instead provide him with a taxable lump-sum payment in an amount equal to the sum of the monthly (or then remaining) health insurance contributions described above.

Pursuant to Mr. Nichols’s amended and restated employment agreement, he is subject to standard covenants regarding confidentiality and nondisclosure, assignment of intellectual property work product, and post-termination noncompetition and non-solicitation of employees, consultants and customers.

The foregoing descriptions of the terms of the amended and restated employment agreements are only summaries and are qualified in their entirety by the full text of the amended and restated employment agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amended and Restated Employment Agreement by and between the Registrant and Thomas Beetham, effective May 2, 2022.

10.2	Amended and Restated Employment Agreement by and between the Registrant and David Nichols, effective May 2, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGENTA THERAPEUTICS, INC.

Date:	May 2, 2022
By:	/s/ Stephen Mahoney
Stephen Mahoney
Title:	Chief Financial and Operating Officer

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